Exhibit 99.1

M.D.C. HOLDINGS, INC.

News Release

M.D.C. HOLDINGS ANNOUNCES PRELIMINARY 2016 SECOND QUARTER RESULTS FOR HOME SALE REVENUES, GROSS MARGIN FROM HOME SALES, NET NEW ORDERS AND BACKLOG

DENVER, COLORADO, Wednesday, July 20, 2016. In anticipation of investor meetings scheduled to occur before its final unaudited results will be available, M.D.C. Holdings, Inc. (NYSE: MDC) announced preliminary results for home sale revenues, gross margin from home sales, net new orders, and backlog for the 2016 second quarter. These results are preliminary and unaudited. The Company will announce final totals when it releases its final results for the 2016 second quarter on August 3, 2016, followed by a 12:30 P.M. (EST) conference call that will be broadcast live on its website.

2016 Second Quarter Highlights and Comparisons to 2015 Second Quarter (preliminary and unaudited)

●	Home sale revenues up 24% to $571.2 million from $461.7 million
●	Gross margin from home sales expected to be roughly even with the prior year
●	Dollar value of net new orders up 15% to $723.3 million from $629.7 million
●	Ending backlog dollar value up 42% to $1.61 billion from $1.13 billion

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “The 24% year-over-year improvement in our home sale revenues for our 2016 second quarter was our fastest rate of increase in eleven quarters. We will be focused on continuing a pattern of revenue growth for the remainder of the year, as we work to drive higher returns for our Company while maintaining a strong balance sheet.”

About MDC

Since 1972, MDC's subsidiary companies have built and financed the American dream for more than 185,000 homebuyers. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, South Florida and Seattle. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Information presented herein for the second quarter ended June 30, 2016 is subject to finalization of the Company’s regulatory filings, related financial and accounting reporting procedures and external auditor procedures.

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:       Kevin McCarty

Vice President of Finance and Corporate Controller

1-866-424-3395 / (720) 977-3395

IR@mdch.com

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(The fiscal 2016 information presented below is preliminary and unaudited.)

New Home Deliveries

	Three Months Ended June 30,
	2016			2015			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	201	$60,976	$303.4	203	$58,691	$289.1	(1)%	4%	5%
California	192	117,985	614.5	185	89,544	484.0	4%	32%	27%
Nevada	148	51,834	350.2	134	46,616	347.9	10%	11%	1%
Washington	85	39,236	461.6	59	22,850	387.3	44%	72%	19%
West	626	270,031	431.4	581	217,701	374.7	8%	24%	15%
Colorado	353	172,100	487.5	317	147,925	466.6	11%	16%	4%
Utah	51	17,935	351.7	25	8,968	358.7	104%	100%	(2)%
Mountain	404	190,035	470.4	342	156,893	458.8	18%	21%	3%
Maryland	83	41,639	501.7	57	25,702	450.9	46%	62%	11%
Virginia	75	38,623	515.0	60	28,326	472.1	25%	36%	9%
Florida	84	30,867	367.5	86	33,086	384.7	(2)%	(7)%	(4)%
East	242	111,129	459.2	203	87,114	429.1	19%	28%	7%
Total	1,272	$571,195	$449.1	1,126	$461,708	$410.0	13%	24%	10%

	Six Months Ended June 30,
	2016			2015			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	361	$106,038	$293.7	353	$105,577	$299.1	2%	0%	(2)%
California	317	193,515	610.5	325	158,530	487.8	(2)%	22%	25%
Nevada	255	90,260	354.0	245	87,530	357.3	4%	3%	(1)%
Washington	159	71,593	450.3	115	42,881	372.9	38%	67%	21%
West	1,092	461,406	422.5	1,038	394,518	380.1	5%	17%	11%
Colorado	602	293,675	487.8	562	259,863	462.4	7%	13%	6%
Utah	90	32,510	361.2	56	20,140	359.6	61%	61%	0%
Mountain	692	326,185	471.4	618	280,003	453.1	12%	16%	4%
Maryland	117	57,445	491.0	113	52,858	467.8	4%	9%	5%
Virginia	115	58,777	511.1	119	57,446	482.7	(3)%	2%	6%
Florida	163	61,802	379.2	147	53,892	366.6	11%	15%	3%
East	395	178,024	450.7	379	164,196	433.2	4%	8%	4%
Total	2,179	$965,615	$443.1	2,035	$838,717	$412.1	7%	15%	8%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(The fiscal 2016 information presented below is preliminary.)

Net New Orders

	Three Months Ended June 30,
	2016				2015				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *
	(Dollars in thousands)
Arizona	237	$69,685	$294.0	2.63	250	$70,350	$281.4	2.35	(5)%	(1)%	4%	12%
California	308	178,438	579.3	5.33	283	158,462	559.9	4.44	9%	13%	3%	20%
Nevada	230	81,610	354.8	3.48	150	56,254	375.0	4.55	53%	45%	(5)%	(24)%
Washington	118	56,463	478.5	3.42	109	45,769	419.9	2.79	8%	23%	14%	23%
West	893	386,196	432.5	3.60	792	330,835	417.7	3.27	13%	17%	4%	10%
Colorado	413	191,329	463.3	4.02	410	187,483	457.3	3.23	1%	2%	1%	24%
Utah	77	28,070	364.5	3.21	63	22,458	356.5	3.11	22%	25%	2%	3%
Mountain	490	219,399	447.8	3.87	473	209,941	443.8	3.22	4%	5%	1%	20%
Maryland	69	31,750	460.1	1.67	61	28,660	469.8	2.14	13%	11%	(2)%	(22)%
Virginia	73	37,362	511.8	2.95	43	22,318	519.0	1.74	70%	67%	(1)%	70%
Florida	122	48,565	398.1	2.32	112	37,938	338.7	2.45	9%	28%	18%	(5)%
East	264	117,677	445.7	2.23	216	88,916	411.6	2.18	22%	32%	8%	2%
Total	1,647	$723,272	$439.1	3.34	1,481	$629,692	$425.2	3.03	11%	15%	3%	10%

	Six Months Ended June 30,
	2016				2015				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *
	(Dollars in thousands)
Arizona	460	$138,307	$300.7	2.50	475	$132,673	$279.3	2.22	(3)%	4%	8%	13%
California	537	322,374	600.3	4.54	512	280,992	548.8	4.15	5%	15%	9%	9%
Nevada	459	163,041	355.2	3.57	377	143,669	381.1	4.83	22%	13%	(7)%	(26)%
Washington	242	116,336	480.7	3.17	221	91,814	415.4	2.90	10%	27%	16%	9%
West	1,698	740,058	435.8	3.35	1,585	649,148	409.6	3.22	7%	14%	6%	4%
Colorado	906	427,248	471.6	4.11	900	418,453	464.9	3.56	1%	2%	1%	15%
Utah	143	52,783	369.1	3.03	129	46,747	362.4	3.27	11%	13%	2%	(7)%
Mountain	1,049	480,031	457.6	3.92	1,029	465,200	452.1	3.52	2%	3%	1%	11%
Maryland	158	74,810	473.5	2.09	128	62,276	486.5	2.33	23%	20%	(3)%	(10)%
Virginia	158	82,055	519.3	3.07	115	57,497	500.0	2.10	37%	43%	4%	46%
Florida	230	97,657	424.6	2.42	217	77,374	356.6	2.51	6%	26%	19%	(4)%
East	546	254,522	466.2	2.46	460	197,147	428.6	2.34	19%	29%	9%	5%
Total	3,293	$1,474,611	$447.8	3.30	3,074	$1,311,495	$426.6	3.13	7%	12%	5%	5%

* Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(The fiscal 2016 information presented below is preliminary.)

Backlog

	June 30,
	2016			2015			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	419	$129,591	$309.3	353	$102,062	$289.1	19%	27%	7%
California	562	360,450	641.4	379	217,806	574.7	48%	65%	12%
Nevada	399	138,604	347.4	287	114,305	398.3	39%	21%	(13)%
Washington	262	127,968	488.4	161	68,564	425.9	63%	87%	15%
West	1,642	756,613	460.8	1,180	502,737	426.0	39%	50%	8%
Colorado	1,126	546,356	485.2	917	428,450	467.2	23%	28%	4%
Utah	161	59,133	367.3	113	39,681	351.2	42%	49%	5%
Mountain	1,287	605,489	470.5	1,030	468,131	454.5	25%	29%	4%
Maryland	131	61,623	470.4	83	42,326	510.0	58%	46%	(8)%
Virginia	144	76,278	529.7	86	44,964	522.8	67%	70%	1%
Florida	241	107,679	446.8	179	71,180	397.7	35%	51%	12%
East	516	245,580	475.9	348	158,470	455.4	48%	55%	5%
Total	3,445	$1,607,682	$466.7	2,558	$1,129,338	$441.5	35%	42%	6%